As filed with the Securities and Exchange Commission on December 20, 1999.
                                             Registration No.333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                   --------

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   --------

                      NATIONAL ENVIRONMENTAL SERVICE CO.
            (Exact name of registrant as specified in its charter)

           Oklahoma                                        73-1296420
(State or other jurisdiction of                        (I.R.S. employer
incorporation or organization)                         identification no.)


                             12331 East 60th Street
                             Tulsa, Oklahoma  74146
          (Address of principal executive offices including zip code)

          National Environmental Service Co. 1994 Employee Stock Plan National Environmental Service Co. 1994 Director Stock Option Plan
    National Environmental Service Co. Employees Savings Trust 401(k) Plan
                           (Full title of the plan)
                                   --------

                               Larry G. Johnson
                            12331 East 60th Street
                            Tulsa, Oklahoma  74146
                    (Name and address of agent for service)

 Telephone number, including area code, of agent for service:  (918) 250-2227

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
                                                              Proposed         Proposed
                                                              maximum           maximum         Amount of
Title of securities                       Amount to be     offering price      aggregate     registration fee
to be registered                          registered(1)       per share     offering price
------------------------------------------------------------------------------------------------------------------
1994 Employee Stock Plan
Common Stock, $.01 par value
(Outstanding options)                   257,000 shares          $2.494 (2)   $  641,000 (2)
------------------------------------------------------------------------------------------------------------------
1994 Employee Stock Plan
Common Stock, $.01 par value
(Options available for future grant)    516,735 shares          $2.875 (3)   $1,485,613 (3)
------------------------------------------------------------------------------------------------------------------
1994 Director Stock Option Plan
Common Stock, $.01 par value
(Options available for future grant)    150,000 shares          $2.875 (3)   $  431,250 (3)
------------------------------------------------------------------------------------------------------------------
Employees Savings Trust 401(k)
Common Stock, $.01 par value            120,000 shares          $2.875 (3)   $  345,000 (3)
------------------------------------------------------------------------------------------------------------------
Total Registration Fee                                                       $2,902,863       $  767.00
==================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Employees Savings Trust 401(k).

(2) The computation is based upon the weighted average exercise price per share of $2.494 as to outstanding options to purchase 257,000 shares under the 1994 Employee Stock Plan.

(3) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h), on the basis of the average of the bid and ask price for the Common Stock as reported on the Nasdaq SmallCap Market on December 14, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I of Form S-8 to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents and information previously filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

     (1) The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1998, as amended by Amendment No. 1 on Form 10-KSB/A filed with the Commission on October 8, 1999;

     (2) The Registrant's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999;

     (3) The Registrant's Current Report on Form 8-K filed with the Commission on May 21, 1999, as amended by Amendment No. 1 on Form 8-K/A filed with the Commission on July 21, 1999;

     (4) The Registrant's Current Report on Form 8-K filed with the Commission on September 22, 1999, as amended by Amendment No. 1 on Form 8-K/A filed with the Commission on November 12, 1999; and

     (5) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A declared effective by the Commission on September 13, 1994, and including any amendment or report heretofore or hereafter filed for the purpose of updating the description of the Registrant's Common Stock contained therein.

     In addition, all documents subsequently filed by the Registrant or the Employees Savings Trust 401(k) Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing. Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

     The Registrant's By-Laws provide that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she was a director or officer of the Registrant (or was serving at the request of the Registrant as a director, officer, employee or agent for another entity) will be indemnified and held harmless by the Registrant, to the full extent authorized by the Oklahoma General Corporation Act.

     Under Section 1031 of the Oklahoma General Corporation Act, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     The Registrant's Certificate of Incorporation provides that to the fullest extent permitted by the Oklahoma General Corporation Act as the same exists or may hereafter be amended, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Oklahoma General Corporation Act permits Oklahoma corporations to include in their certificates of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of their fiduciary duty. The only limitations imposed under the statute are that the provision may not eliminate or limit a director's liability (i) for breaches of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations of law, (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) for transactions in which the director received an improper personal benefit.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

Exhibit Number                     Description
--------------                     -----------

    4.1 National Environmental Service Co. 1994 Employee Stock Plan (incorporated herein by reference to Exhibit 10.7 to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1994 (the "1994 Form 10-KSB")).

    4.2 National Environmental Service Co. 1994 Director Stock Option Plan (incorporated herein by reference to Exhibit
                    10.8 to the 1994 Form 10-KSB).

    5.1*            Opinion of Conner & Winters, A Professional Corporation.

   23.1*            Consent of Tulius Taylor Sartain & Sartain LLP.

   23.2 Consent of Conner & Winters, A Professional Corporation (included in Exhibit 5.1).

   24.1* Power of Attorney (included on the signature page to this Registration Statement).
_________
    *               Filed herewith.

     The opinion of counsel contemplated by Item 601(b)(5)(i) of Regulation S-K is being filed only with respect to shares of Common Stock being registered which may be original issue shares. In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5)(ii) of Regulation S-K, the Registrant hereby undertakes to submit the National Environmental Service Co. Employees Savings Trust 401(k) Plan, and any amendment thereto, to the Internal Revenue Service (the "IRS") in a timely manner, and that it will make all changes required by the IRS in order to qualify the Employees Savings Trust 401(k) Plan under Section 401 of the Internal Revenue Code.

Item 9.   Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma on the 15/th/ day of December, 1999.

                                    National Environmental Service Co.


                                    By: /s/ Eddy L. Patterson
                                       ----------------------
                                           Eddy L. Patterson
                                           Chairman and Chief Executive
                                           Officer

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Eddy L. Patterson and Larry G. Johnson, each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


Signature                   Title                          Date
---------                   -----                          ----

/s/ Eddy L. Patterson       Chairman, Chief Executive      December 15, 1999
-------------------------
Eddy L. Patterson           Officer and Director
                            (Principal Executive Officer)


/s/ James Howell            President                      December 15, 1999
-------------------------
James Howell

Signature                   Title                         Date
---------                   -----                         ----


/s/ Albert A. McCutchan     Director                      December 20, 1999
--------------------------
Albert A. McCutchan


/s/ Larry G. Johnson        Secretary, Vice President,    December 15, 1999
--------------------------
Larry G. Johnson            Treasurer and Chief
                            Financial Officer


/s/ Robert Watson           Controller                    December 15, 1999
--------------------------
Robert Watson               (Principal Accounting Officer)


/s/ E. R. Foraker           Director                      December 17, 1999
--------------------------
E. R. Foraker


/s/ Dallin Bagley           Director                      December 15, 1999
--------------------------
Dallin Bagley


The Plan. Pursuant to the requirements of the Securities Act of 1933, the National Environmental Service Co. Employees Savings Trust has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma on the 15/th/ day of December, 1999.

                                    National Environmental Service Co.
                                    Employees Savings Trust


                                    By: /s/ Eddy L. Patterson
                                       --------------------------------------
                                       Eddy L. Patterson
                                       Advisory Committee Member